                                                             Exhibit 23.2


                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of: (i) our supplemental report dated January 15, 1998 (except with respect to the matter discussed in Note 12, as to which the date is February 13, 1998), included in the Abbott Laboratories Annual Report on Form 10-K for the year ended
December 31, 1997; (ii) our report dated January 15, 1998 (except with respect to the matter discussed in Note 12, as to which the date is February 13,
1998), incorporated by reference in Abbott Laboratories Annual Report on Form 10-K for the year ended December 31, 1997; and (iii) our report dated
June 22, 1998, included in the Abbott Laboratories Stock Retirement Plan Form 11-K for the year ended December 31, 1997, and to all references to our Firm included in the registration statement.


                                          /s/ Arthur Andersen LLP
                                          ------------------------------
                                          ARTHUR ANDERSEN LLP


Chicago, Illinois
December 23, 1998


Index Exhibit
Located at Page 7